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                                                                       EXHIBIT 3

                                   ARTICLE II

                               REGISTRATION RIGHTS

          Section 1. DEMAND REGISTRATIONS. (a) At any time from the Distribution Date through the fifteenth anniversary thereof, upon the written request of NME that New Hillhaven register all or part of the Covered Common Stock then held by NME or any affiliate of NME (which request shall satisfy the requirements of paragraph (c) of this Section 1) under the Act, New Hillhaven shall, subject in all cases to the provisions of paragraph (b) of this Section 1, thereupon cause the Covered Common Stock specified in such request to be so registered.

          (b) New Hillhaven's obligation to register all or part of the Covered Common Stock pursuant to paragraph (a) of this Section 1 shall in all cases be subject to the following limitations and qualifications:

               (i) New Hillhaven shall not be obligated to file more than one registration statement during any six-month period, or to file a registration statement with respect to less than 100,000 shares of Covered Common Stock, or to file a registration statement at any time if a special audit of New Hillhaven would be required by the rules and regulations of the Securities and Exchange Commission (the "Commission") in connection therewith (for purposes of the preceding sentence, "special audit" shall mean an audit other than a fiscal year-end audit, requiring an opinion of New Hillhaven's independent public accountants); and

               (ii) New Hillhaven shall be entitled to postpone for a reasonable period of time not to exceed 90 days the filing of any registration statement otherwise required to be prepared and filed by it if, at the time it receives a request for registration, New Hillhaven determines, in its reasonable judgment, that such registration would materially interfere with any financing, acquisition, corporate reorganization or other material transaction then being contemplated by its Board of Directors, involving New Hillhaven or any of its affiliates (other than NME), and promptly gives NME written notice of such determination and the reasons therefor. In such event, NME shall have the right to withdraw the request for registration by giving written notice to New Hillhaven within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall be


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     ignored for purposes of determining the number of registrations to which
     NME is entitled to have New Hillhaven pay all out-of-pocket expenses pursuant to Section 4(a)).

          (c)  Any written request of NME made pursuant to paragraph (a) of this
Section 1 shall:

               (i) specify the number of shares of Covered Common Stock which NME or any affiliate of NME intends to offer and sell;

               (ii) state the intention of NME or such affiliate to offer such shares for sale;

               (iii) describe the intended method of distribution of such shares; and

               (iv) contain an undertaking on the part of NME to provide all such information and materials concerning NME or such affiliate and take all such action as may be required on NME's part to permit New Hillhaven to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.

          Section 2. PARTICIPATION REGISTRATIONS. (a) If, at any time from the Distribution Date through the fifteenth anniversary thereof, New Hillhaven shall propose to register under the Act an offering by New Hillhaven or any stockholder(s) of New Hillhaven (other than NME) of any New Hillhaven securities, it shall give written notice of such proposed registration to NME as promptly as possible and shall, subject in all cases to paragraph (b) of this
Section 2, include in such registration (and offering if so requested by NME) such number of shares of Covered Common Stock then owned by NME or any affiliate of NME as NME shall request, within 10 days after the receipt of such notice.

     (b) New Hillhaven's obligation to include Covered Common Stock owned by NME or any affiliate of NME in any offering pursuant to paragraph (a) of this
Section 2 shall in all cases be subject to the following limitations and qualifications:

               (i) New Hillhaven shall not be required to give notice to NME or include such shares in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of New Hillhaven securities issued or issuable pursuant to any such plan or (B) a registration of New Hillhaven securities proposed to be issued in exchange for


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     securities or assets of, or in connection with a merger or consolidation with, another corporation;

               (ii) New Hillhaven may, in its sole discretion and without the consent of NME, withdraw such registration statement and abandon the proposed offering in which NME had requested to participate; and

               (iii) If the proposed registration is to be underwritten
     (whether on a "best efforts" or a "firm commitment" basis), the managing underwriter shall have the right to exclude shares of Covered Common Stock from such registration if such underwriter advises New Hillhaven in writing that such exclusion is necessary to avoid interfering with the successful marketing of the underwritten portion of the offering, PROVIDED THAT (A) such exclusion applies on a proportional basis not only to the shares of Covered Common Stock but also to all other shares of New Hillhaven Common Stock proposed to be included other than those for which New Hillhaven initiated the registration and which are being sold by New Hillhaven and
     (B) in no event shall any shares of Covered Common Stock be excluded if, following such exclusion, the number of shares of Covered Common Stock included in the registration would be less than 10% of the total number of shares of New Hillhaven Common Stock covered by the registration.

     (c) There shall be no limit on the number of registrations in which NME or any affiliates of NME may participate pursuant to Section 2.

          Section 3. CERTAIN COVENANTS OF NEW HILLHAVEN. (a) In connection with any registration of Covered Common Stock undertaken by New Hillhaven pursuant to Section 1 and, if and to the extent appropriate, Section 2, New Hillhaven shall:

               (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current for such period not to exceed 90 days as NME shall request and to comply with the provisions of the Act with respect to the sale of all New Hillhaven Common Stock covered by such registration statement during such period;


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               (iii) provide NME and its counsel a reasonable opportunity to review and, in the case of registrations effected pursuant to Section 1, approve prior to filing (A) any registration statement filed by New Hillhaven in connection with a registration effected pursuant to Section 1 or in which NME or any affiliate is participating pursuant to Section 2 and
     (B) any amendments or supplements to such registration statement and any prospectus used in connection therewith;

               (iv) furnish to NME and its counsel such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Act, and such other documents as NME or its counsel may reasonably request in order to facilitate the sale of the Covered Common Stock covered by such registration statement;

               (v) use its best efforts to register or qualify the Covered Common Stock to which such registration statement relates under such other securities or blue sky laws of such jurisdictions as NME or its counsel shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable NME to consummate the sale in such jurisdictions of such shares; PROVIDED that New Hillhaven shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

               (vi) notify NME, at any time when a prospectus relating to the Covered Common Stock to which such registration statement relates is required to be delivered under the Securities Act, of New Hillhaven's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of NME promptly prepare and furnish to NME a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter

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     delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;


               (vii) use its best efforts to cause all the Covered Common Stock to which such registration statement relates to be listed on each securities exchange on which such stock is then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ;

               (viii) provide a transfer agent and registrar for the Covered Common Stock to which such registration statement relates not later than the effective date of such registration statement; and

               (ix) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as NME reasonably requests in order to expedite or facilitate the disposition of such shares; PROVIDED that (A) in respect of a registration effected pursuant to Section 1, New Hillhaven and NME shall each select one managing underwriter (with NME determining which of such managing underwriters shall "run the books") and (B) in respect of a registration in which NME or any affiliate participates pursuant to Section 2, New Hillhaven shall select the managing underwriter or underwriters.

          (b) For as long as NME or any affiliate of NME shall continue to hold any Covered Common Stock, New Hillhaven shall use reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, as amended from time to time. In the event of any proposed sale of Covered Common Stock by NME or any affiliate of NME pursuant to Rule 144 (or any successor rule) promulgated under the Act, New Hillhaven shall cooperate with NME or such affiliate so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of New Hillhaven's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed.

          Section 4. EXPENSES. (a) New Hillhaven shall pay all out-of-pocket expenses incurred by it in connection with any three registrations of Covered Common Stock pursuant to Section 1 which are designated by NME as a registration with respect to which New Hillhaven's obli-


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gations in this sentence shall apply.  As to any other registrations of Covered
Common Stock pursuant to Section 1, NME or any transferee of Warrants from NME shall reimburse New Hillhaven for all its out-of-pocket expenses in connection therewith. For the purposes of this Section 4, out-of-pocket expenses shall include, without limitation, all registration and filing fees, printing expenses and expenses, fees and disbursements of New Hillhaven's legal counsel and accountants, transfer agents' and registrars' fees, and expenses incidental to any post-effective amendment to any such registration statement. For purposes of this Section 4, "out-of-pocket expenses" shall not include salaries of New Hillhaven employees or expenses attributable to New Hillhaven's corporate overhead.

          (b) In connection with any registration pursuant to Section 2, New Hillhaven shall pay all registration and filing fees, underwriting discounts, commissions and expenses (other than those attributable to Covered Common Stock proposed to be sold by NME or any affiliate of NME), printing expenses, fees and disbursements of New Hillhaven's legal counsel and accountants, transfer agents' and registrars' fees and expenses incidental to any post-effective amendment to any such registration statement. NME shall pay all other out-of-pocket expenses attributable to the inclusion in the registration of the Covered Common Stock being registered on its behalf, including, without limitation, registration and filing fees and underwriting discounts, commissions and expenses attributable thereto and fees and disbursements of NME's legal counsel and accountants.


          Section 5. INDEMNIFICATION. (a) In the case of each registration effected by New Hillhaven pursuant to Section 1 or Section 2, New Hillhaven agrees to indemnify and hold harmless NME, its affiliates, its officers and directors, each underwriter of the Covered Common Stock so registered and each person who controls any such underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of New Hillhaven, which consent shall not be unreasonably withheld, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of Covered Common Stock, or


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any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if Hillhaven shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which New Hillhaven is required to keep the registration statement to which such prospectus relates current pursuant to the terms of
Section 3(a)(ii), or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this paragraph (a) shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to New Hillhaven by NME or such underwriter for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the written confirmation of the sale of Covered Common Stock to such person and if the untrue statement or omission concerned had been corrected in such final prospectus.

          (b) In the case of each registration effected by New Hillhaven pursuant to Section 1 or Section 2, NME, any affiliate of NME participating in any such registration and each underwriter of the Covered Common Stock to be registered (each such party and such underwriters being referred to severally in this paragraph (b) as the "indemnifying party") shall agree in the same manner and to the same extent as set forth in paragraph (a) of this Section 5 to indemnify and hold harmless New Hillhaven, each person who controls Hillhaven, the directors of New Hillhaven and those of its officers who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or as


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supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished to New Hillhaven by such indemnifying party for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

          (c) Each indemnified party shall, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this
Section 5, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying and the indemnified party shall have reasonably concluded that there are likely to be substantial legal defenses available to it and/or the other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval of such counsel, the indemnifying party shall (except as provided in the preceding sentence) not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in this Section 5 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

          Section 6. MODIFICATION OF CERTAIN REGISTRATION RIGHTS. If NME shall transfer to any entity other than in a public offering all or any part of (i) the Covered Common Stock or (ii) the Warrants, the transferee of such Covered Common Stock and/or Warrants shall be entitled to the same registration rights as NME is entitled to under this Agreement unless the number of shares of New Hillhaven Common Stock held by such transferee, or the number of


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shares of New Hillhaven Common Stock issuable upon the exercise of Warrants held by such transferee, is less than 100,000 shares; PROVIDED, HOWEVER, that New Hillhaven shall not be obligated to effect in the aggregate more than three registrations pursuant to Section 1 without reimbursement for its out-of-pocket expenses.